Exhibit 99.01

Valero Energy Reports Second Quarter 2018 Results

•
Reported net income attributable to Valero stockholders of $845 million, or $1.96 per share, and adjusted net income attributable to Valero stockholders of $928 million, or $2.15 per share, a 75 percent increase in adjusted per share results compared to the second quarter of 2017.

•	Invested $718 million of capital in the second quarter.

•	Returned $672 million in cash to stockholders through dividends and stock buybacks.

SAN ANTONIO, July 26, 2018 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $845 million, or $1.96 per share, for the second quarter of 2018 compared to $548 million, or $1.23 per share, for the second quarter of 2017. Excluding the special items reflected in the accompanying earnings release tables, second quarter 2018 adjusted net income attributable to Valero stockholders was $928 million, or $2.15 per share, a 75 percent increase in adjusted per share results compared to the second quarter of 2017.

“We ran well while we completed refinery maintenance in the second quarter and delivered solid results,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “We’re realizing the benefits of our prior investments in light crude processing and hydrocracking capacity.”

Refining
The refining segment reported $1.4 billion of operating income for the second quarter of 2018 compared to $945 million for the second quarter of 2017. Second quarter 2018 operating income includes $21 million of other operating expenses primarily related to costs incurred to respond to and assess the damage caused by a fire at the Texas City Refinery in April. Adjusted operating income, which excludes other operating expenses, was $463 million higher compared to second quarter 2017, driven mainly by higher distillate margins and wider discounts for sour and domestic sweet crude oils versus Brent.

Refinery throughput capacity utilization was 93 percent, and throughput volumes averaged 2.9 million barrels per day in the second quarter of 2018, which is 121,000 barrels per day lower than the second quarter of 2017 due to maintenance in the North Atlantic and U.S. Gulf Coast regions. The company exported a total of 409,000 barrels per day of gasoline and distillate during the second quarter of 2018.

Biofuel blending costs were $131 million in the second quarter of 2018, which is $124 million less than in the second quarter of 2017, mainly due to lower Renewable Identification Number (RIN) prices.

Ethanol
The ethanol segment reported $43 million of operating income for the second quarter of 2018 compared to $31 million for the second quarter of 2017. The increase in operating income is attributed primarily to higher distillers grain prices and stronger production volumes. Ethanol production volumes of 4 million gallons per day were 227,000 gallons per day higher than in the second quarter of 2017.

VLP
The VLP segment, which is composed of Valero Energy Partners LP (the “Partnership”), the company’s majority-owned midstream master limited partnership, reported $83 million of operating income for the second quarter of 2018 compared to $71 million for the second quarter of 2017. The increase in operating income is mostly driven by contributions from the Port Arthur terminal assets and Parkway Pipeline, which the Partnership acquired from Valero in November 2017. These assets were formerly a part of the refining segment.

Corporate and Other
General and administrative expenses were $248 million in the second quarter of 2018 compared to $175 million in the second quarter of 2017. The increase is mainly due to adjustments to our environmental liabilities. The effective tax rate was 22 percent for the second quarter of 2018.

Investing and Financing Activities
Capital investments in the second quarter of 2018 totaled $718 million. Included in this amount is $510 million associated with sustaining the business, such as turnaround, catalyst, and regulatory compliance expenditures, with the balance for growth.

Valero returned $672 million to stockholders in the second quarter, of which $345 million was paid as dividends and the balance was used to purchase 2.8 million shares of its common stock. The company also completed a $750 million public offering of 4.35 percent senior notes during the quarter and in June repaid $750 million of senior notes due in 2019.

Net cash provided by operating activities in the second quarter was $2.1 billion. Included in this amount is a $581 million benefit from working capital. Excluding working capital, adjusted net cash provided by operating activities was $1.5 billion.

The company continues to target a total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities for 2018. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by adjusted net cash provided by operating activities.

Liquidity and Financial Position
Valero ended the second quarter of 2018 with $9.1 billion of total debt and $4.5 billion of cash and cash equivalents. The debt to capital ratio, net of $2.0 billion in cash, was 24 percent.

Strategic Update
Valero’s investment in Diamond Pipeline continued to pay out in the second quarter as discounts for WTI crude relative to Brent widened.

“We’re enjoying the benefits of lower crude costs and optionality at our Memphis refinery provided by the Diamond Pipeline,” said Gorder. “Our U.S. Mid-Continent refineries are also poised to capture additional margin opportunities from increased access to Permian Basin crude oils when the Sunrise Pipeline expansion starts up in early 2019.”

The company continued to advance its growth investments to increase refining margins, strategically expand its supply chain, and reduce secondary costs. The expansion of the Diamond Green Diesel plant to 18,000 barrels per day of capacity is expected to be completed in August. Work is also moving forward as scheduled on the Houston and St. Charles alkylation units, the Central Texas pipelines and terminals, the Pasadena products terminal, and the Pembroke cogeneration plant.

The company reaffirmed its 2018 capital investment plans of $2.7 billion, of which $1.0 billion is for growth projects and $1.7 billion is for sustaining the business.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels and other petrochemical products. Valero, a Fortune 50 company based in San Antonio, Texas, with approximately 10,000 employees, is an independent petroleum refiner and ethanol producer, and its assets include 15 petroleum refineries with a combined throughput capacity of approximately 3.1 million barrels per day and 11 ethanol plants with a combined production capacity of 1.45 billion gallons per year. The petroleum refineries are located in the United States (“U.S.”), Canada, and the United Kingdom (“U.K.”), and the ethanol plants are located in the Mid-Continent region of the U.S. In addition, Valero owns the 2 percent general partner interest and a majority limited partner interest in Valero Energy Partners LP (“VLP”), a midstream master limited partnership. Valero sells its products in both the wholesale rack and bulk markets, and approximately 7,400 outlets carry Valero’s brand names in the U.S., Canada, the U.K., and Ireland. Please visit www.valero.com for more information.

Valero Contacts
Investors:
John Locke, Vice President – Investor Relations, 210-345-3077
Karen Ngo, Senior Manager – Investor Relations, 210-345-4574
Tom Mahrer, Manager – Investor Relations, 210-345-1953

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q and our other reports filed with the SEC and on Valero’s website at www.valero.com, and VLP’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and on VLP’s website at www.valeroenergypartners.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, adjusted refining operating income, refining margin, ethanol margin, and adjusted net cash provided by operating activities. We have included these non-GAAP financial measures to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. In note (g) to the earnings release tables, we disclose the reasons why we believe our use of these non-GAAP financial measures provides useful information.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Statement of income data
Revenues	$31,015	$22,254	$57,454	$44,026
Cost of sales:
Cost of materials and other (a)	27,860	19,609	51,616	39,037
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	1,110	1,111	2,246	2,235
Depreciation and amortization expense	510	485	995	973
Total cost of sales	29,480	21,205	54,857	42,245
Other operating expenses (c)	21	—	31	—
General and administrative expenses (excluding depreciation and amortization expense reflected below) (b) (d)	248	175	486	367
Depreciation and amortization expense	13	14	26	26
Operating income	1,253	860	2,054	1,388
Other income (expense), net (b) (e)	(5)	27	46	53
Interest and debt expense, net of capitalized interest	(124)	(119)	(245)	(240)
Income before income tax expense	1,124	768	1,855	1,201
Income tax expense (f)	249	196	398	308
Net income	875	572	1,457	893
Less: Net income attributable to noncontrolling interests (a)	30	24	143	40
Net income attributable to Valero Energy Corporation stockholders	$845	$548	$1,314	$853

Earnings per common share	$1.96	$1.23	$3.05	$1.90
Weighted-average common shares outstanding (in millions)	429	444	430	446

Earnings per common share – assuming dilution	$1.96	$1.23	$3.04	$1.90
Weighted-average common shares outstanding – assuming dilution (in millions)	431	446	432	448

Dividends per common share	$0.80	$0.70	$1.60	$1.40

See Notes to Earnings Release Tables on Table Page 15.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Ethanol	VLP	Corporate and Eliminations	Total
Three months ended June 30, 2018
Revenues:
Revenues from external customers	$30,130	$884	$—	$1	$31,015
Intersegment revenues	1	42	135	(178)	—
Total revenues	30,131	926	135	(177)	31,015
Cost of sales:
Cost of materials and other	27,283	754	—	(177)	27,860
Operating expenses (excluding depreciation and amortization expense reflected below)	969	109	33	(1)	1,110
Depreciation and amortization expense	471	20	19	—	510
Total cost of sales	28,723	883	52	(178)	29,480
Other operating expenses (c)	21	—	—	—	21
General and administrative expenses (excluding depreciation and amortization expense reflected below) (d)	—	—	—	248	248
Depreciation and amortization expense	—	—	—	13	13
Operating income by segment	$1,387	$43	$83	$(260)	$1,253

Three months ended June 30, 2017
Revenues:
Revenues from external customers	$21,415	$839	$—	$—	$22,254
Intersegment revenues	—	28	110	(138)	—
Total revenues	21,415	867	110	(138)	22,254
Cost of sales:
Cost of materials and other	19,037	710	—	(138)	19,609
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	979	107	27	(2)	1,111
Depreciation and amortization expense	454	19	12	—	485
Total cost of sales	20,470	836	39	(140)	21,205
General and administrative expenses (excluding depreciation and amortization expense reflected below) (b)	—	—	—	175	175
Depreciation and amortization expense	—	—	—	14	14
Operating income by segment	$945	$31	$71	$(187)	$860

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables on Table Page 15.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Ethanol	VLP	Corporate and Eliminations	Total
Six months ended June 30, 2018
Revenues:
Revenues from external customers	$55,691	$1,761	$—	$2	$57,454
Intersegment revenues	5	88	267	(360)	—
Total revenues	55,696	1,849	267	(358)	57,454
Cost of sales:
Cost of materials and other (a)	50,471	1,503	—	(358)	51,616
Operating expenses (excluding depreciation and amortization expense reflected below)	1,966	220	62	(2)	2,246
Depreciation and amortization expense	919	38	38	—	995
Total cost of sales	53,356	1,761	100	(360)	54,857
Other operating expenses (c)	31	—	—	—	31
General and administrative expenses (excluding depreciation and amortization expense reflected below) (d)	—	—	—	486	486
Depreciation and amortization expense	—	—	—	26	26
Operating income by segment	$2,309	$88	$167	$(510)	$2,054

Six months ended June 30, 2017
Revenues:
Revenues from external customers	$42,302	$1,724	$—	$—	$44,026
Intersegment revenues	—	88	216	(304)	—
Total revenues	42,302	1,812	216	(304)	44,026
Cost of sales:
Cost of materials and other	37,844	1,497	—	(304)	39,037
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	1,970	216	51	(2)	2,235
Depreciation and amortization expense	903	46	24	—	973
Total cost of sales	40,717	1,759	75	(306)	42,245
General and administrative expenses (excluding depreciation and amortization expense reflected below) (b)	—	—	—	367	367
Depreciation and amortization expense	—	—	—	26	26
Operating income by segment	$1,585	$53	$141	$(391)	$1,388

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables on Table Page 15.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$845	$548	$1,314	$853
Exclude adjustments:
Blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	—	90	—
Income tax expense related to the blender’s tax credit	—	—	(11)	—
Blender’s tax credit attributable to Valero Energy Corporation stockholders, net of taxes	—	—	79	—
Texas City Refinery fire expenses (c)	(14)	—	(14)	—
Income tax benefit related to Texas City Refinery fire expenses	3	—	3	—
Texas City Refinery fire expenses, net of taxes	(11)	—	(11)	—
Environmental reserve adjustment (d)	(56)	—	(108)	—
Income tax benefit related to the environmental reserve adjustment	13	—	24	—
Environmental reserve adjustment, net of taxes	(43)	—	(84)	—
Loss on early redemption of debt (e)	(38)	—	(38)	—
Income tax benefit related to the loss on early redemption of debt	9	—	9	—
Loss on early redemption of debt, net of taxes	(29)	—	(29)	—
Total adjustments	(83)	—	(45)	—
Adjusted net income attributable to Valero Energy Corporation stockholders	$928	$548	$1,359	$853

Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$1.96	$1.23	$3.04	$1.90
Exclude adjustments:
Blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	—	0.18	—
Texas City Refinery fire expenses (c)	(0.02)	—	(0.03)	—
Environmental reserve adjustment (d)	(0.10)	—	(0.19)	—
Loss on early redemption of debt (e)	(0.07)	—	(0.07)	—
Total adjustments	(0.19)	—	(0.11)	—
Adjusted earnings per common share – assuming dilution	$2.15	$1.23	$3.15	$1.90

See Notes to Earnings Release Tables on Table Page 15.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment
Refining segment
Refining operating income	$1,387	$945	$2,309	$1,585
Exclude:
Blender’s tax credit (a)	—	—	170	—
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	(969)	(979)	(1,966)	(1,970)
Depreciation and amortization expense	(471)	(454)	(919)	(903)
Other operating expenses (c)	(21)	—	(31)	—
Refining margin	$2,848	$2,378	$5,055	$4,458

Refining operating income	$1,387	$945	$2,309	$1,585
Exclude:
Blender’s tax credit (a)	—	—	170	—
Other operating expenses (c)	(21)	—	(31)	—
Adjusted refining operating income	$1,408	$945	$2,170	$1,585

Ethanol segment
Ethanol operating income	$43	$31	$88	$53
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(109)	(107)	(220)	(216)
Depreciation and amortization expense	(20)	(19)	(38)	(46)
Ethanol margin	$172	$157	$346	$315

See Notes to Earnings Release Tables on Table Page 15.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of refining segment operating income to refining margin (by region), and reconciliation of refining segment operating income to adjusted refining segment operating income (by region) (h)
U.S. Gulf Coast region
Refining operating income	$726	$475	$1,265	$843
Exclude:
Blender’s tax credit (a)	—	—	167	—
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	(549)	(574)	(1,108)	(1,151)
Depreciation and amortization expense	(284)	(279)	(552)	(558)
Other operating expenses (c)	(20)	—	(30)	—
Refining margin	$1,579	$1,328	$2,788	$2,552

Refining operating income	$726	$475	$1,265	$843
Exclude:
Blender’s tax credit (a)	—	—	167	—
Other operating expenses (c)	(20)	—	(30)	—
Adjusted refining operating income	$746	$475	$1,128	$843

U.S. Mid-Continent region
Refining operating income	$387	$176	$590	$282
Exclude:
Blender’s tax credit (a)	—	—	2	—
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	(147)	(149)	(298)	(296)
Depreciation and amortization expense	(67)	(66)	(133)	(132)
Refining margin	$601	$391	$1,019	$710

Refining operating income	$387	$176	$590	$282
Exclude: blender’s tax credit (a)	—	—	2	—
Adjusted refining operating income	$387	$176	$588	$282

See Notes to Earnings Release Tables on Table Page 15.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of refining segment operating income to
refining margin (by region), and reconciliation of
refining segment operating income to adjusted refining
segment operating income (by region) (h) (continued)

North Atlantic region
Refining operating income	$137	$261	$298	$458
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(138)	(109)	(283)	(241)
Depreciation and amortization expense	(62)	(49)	(115)	(97)
Refining margin	$337	$419	$696	$796

U.S. West Coast region
Refining operating income	$137	$33	$156	$2
Exclude:
Blender’s tax credit (a)	—	—	1	—
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	(135)	(147)	(277)	(282)
Depreciation and amortization expense	(58)	(60)	(119)	(116)
Other operating expenses (c)	(1)	—	(1)	—
Refining margin	$331	$240	$552	$400

Refining operating income	$137	$33	$156	$2
Exclude:
Blender’s tax credit (a)	—	—	1	—
Other operating expenses (c)	(1)	—	(1)	—
Adjusted refining operating income	$138	$33	$156	$2

See Notes to Earnings Release Tables on Table Page 15.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	482	517	482	483
Medium/light sour crude oil	434	508	421	482
Sweet crude oil	1,303	1,308	1,323	1,277
Residuals	231	228	226	231
Other feedstocks	121	142	121	145
Total feedstocks	2,571	2,703	2,573	2,618
Blendstocks and other	327	316	342	311
Total throughput volumes	2,898	3,019	2,915	2,929

Yields (thousand barrels per day)
Gasolines and blendstocks	1,407	1,458	1,404	1,409
Distillates	1,096	1,167	1,102	1,129
Other products (i)	434	434	446	429
Total yields	2,937	3,059	2,952	2,967

Operating statistics (g) (j)
Refining margin (from Table Page 5)	$2,848	$2,378	$5,055	$4,458
Adjusted refining operating income (from Table Page 5)	$1,408	$945	$2,170	$1,585
Throughput volumes (thousand barrels per day)	2,898	3,019	2,915	2,929

Refining margin per barrel of throughput	$10.80	$8.66	$9.58	$8.41
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (b)	3.67	3.56	3.73	3.72
Depreciation and amortization expense per barrel of throughput	1.79	1.66	1.74	1.70
Adjusted refining operating income per barrel of throughput	$5.34	$3.44	$4.11	$2.99

See Notes to Earnings Release Tables on Table Page 15.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating statistics (g) (j)
Ethanol margin (from Table Page 5)	$172	$157	$346	$315
Ethanol operating income (from Table Page 5)	$43	$31	$88	$53
Production volumes (thousand gallons per day)	4,002	3,775	4,057	3,908

Ethanol margin per gallon of production	$0.47	$0.46	$0.47	$0.45
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.30	0.31	0.30	0.31
Depreciation and amortization expense per gallon of production	0.05	0.06	0.05	0.06
Ethanol operating income per gallon of production	$0.12	$0.09	$0.12	$0.08

See Notes to Earnings Release Tables on Table Page 15.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
VLP SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating statistics (j)
Pipeline transportation revenue	$31	$25	$62	$48
Terminaling revenue	103	84	202	167
Storage and other revenue	1	1	3	1
Total VLP revenues	$135	$110	$267	$216

Pipeline transportation throughput (thousand barrels per day)	1,033	1,003	1,047	983
Pipeline transportation revenue per barrel of throughput	$0.32	$0.27	$0.33	$0.27

Terminaling throughput (thousand barrels per day)	3,562	2,853	3,479	2,794
Terminaling revenue per barrel of throughput	$0.32	$0.33	$0.32	$0.33

See Notes to Earnings Release Tables on Table Page 15.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating statistics by region (h)
U.S. Gulf Coast region (g) (j)
Refining margin (from Table Page 6)	$1,579	$1,328	$2,788	$2,552
Adjusted refining operating income (from Table Page 6)	$746	$475	$1,128	$843
Throughput volumes (thousand barrels per day)	1,729	1,781	1,728	1,742

Refining margin per barrel of throughput	$10.04	$8.20	$8.92	$8.09
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (b)	3.49	3.54	3.55	3.66
Depreciation and amortization expense per barrel of throughput	1.81	1.73	1.76	1.76
Adjusted refining operating income per barrel of throughput	$4.74	$2.93	$3.61	$2.67

U.S. Mid-Continent region (g) (j)
Refining margin (from Table Page 6)	$601	$391	$1,019	$710
Adjusted refining operating income (from Table Page 6)	$387	$176	$588	$282
Throughput volumes (thousand barrels per day)	473	481	477	463

Refining margin per barrel of throughput	$13.95	$8.91	$11.80	$8.47
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (b)	3.41	3.38	3.45	3.52
Depreciation and amortization expense per barrel of throughput	1.56	1.50	1.54	1.58
Adjusted refining operating income per barrel of throughput	$8.98	$4.03	$6.81	$3.37

See Notes to Earnings Release Tables on Table Page 15.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating statistics by region (h) (continued)
North Atlantic region (g) (j)
Refining margin (from Table Page 7)	$337	$419	$696	$796
Refining operating income (from Table Page 7)	$137	$261	$298	$458
Throughput volumes (thousand barrels per day)	398	491	428	490

Refining margin per barrel of throughput	$9.33	$9.39	$8.99	$8.97
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.81	2.44	3.66	2.71
Depreciation and amortization expense per barrel of throughput	1.70	1.09	1.47	1.10
Refining operating income per barrel of throughput	$3.82	$5.86	$3.86	$5.16

U.S. West Coast region (g) (j)
Refining margin (from Table Page 7)	$331	$240	$552	$400
Adjusted refining operating income (from Table Page 7)	$138	$33	$156	$2
Throughput volumes (thousand barrels per day)	298	266	282	234

Refining margin per barrel of throughput	$12.20	$9.93	$10.80	$9.47
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (b)	4.96	6.09	5.42	6.68
Depreciation and amortization expense per barrel of throughput	2.17	2.47	2.33	2.73
Adjusted refining operating income per barrel of throughput	$5.07	$1.37	$3.05	$0.06

See Notes to Earnings Release Tables on Table Page 15.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Feedstocks (dollars per barrel)
Brent crude oil	$74.93	$50.91	$71.05	$52.78
Brent less West Texas Intermediate (WTI) crude oil	6.93	2.67	5.61	2.74
Brent less Alaska North Slope (ANS) crude oil	0.83	0.22	0.52	0.52
Brent less Louisiana Light Sweet (LLS) crude oil	1.93	0.60	1.66	0.86
Brent less Argus Sour Crude Index (ASCI) crude oil	5.63	3.94	5.26	4.50
Brent less Maya crude oil	12.90	7.03	11.18	8.48
LLS crude oil	73.00	50.31	69.39	51.92
LLS less ASCI crude oil	3.70	3.34	3.60	3.64
LLS less Maya crude oil	10.97	6.43	9.52	7.62
WTI crude oil	68.00	48.24	65.44	50.04

Natural gas (dollars per million British Thermal Units)	2.89	3.14	3.04	3.05

Products (dollars per barrel, unless otherwise noted)
U.S. Gulf Coast:
CBOB gasoline less Brent	7.47	10.38	7.38	9.58
Ultra-low-sulfur diesel less Brent	13.46	10.99	13.62	11.06
Propylene less Brent	(6.54)	0.04	(6.68)	0.63
CBOB gasoline less LLS	9.40	10.98	9.04	10.44
Ultra-low-sulfur diesel less LLS	15.39	11.59	15.28	11.92
Propylene less LLS	(4.61)	0.64	(5.02)	1.49
U.S. Mid-Continent:
CBOB gasoline less WTI	16.05	14.16	14.76	13.44
Ultra-low-sulfur diesel less WTI	22.02	14.60	20.93	14.30
North Atlantic:
CBOB gasoline less Brent	10.37	12.57	9.63	10.63
Ultra-low-sulfur diesel less Brent	15.25	12.21	15.60	12.14
U.S. West Coast:
CARBOB 87 gasoline less ANS	18.36	23.01	15.82	19.89
CARB diesel less ANS	18.70	14.32	17.99	14.58
CARBOB 87 gasoline less WTI	24.46	25.46	20.91	22.11
CARB diesel less WTI	24.80	16.77	23.08	16.80
New York Harbor corn crush (dollars per gallon)	0.17	0.26	0.18	0.26

See Notes to Earnings Release Tables on Table Page 15.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

			June 30,	December 31,
			2018	2017
Balance sheet data
Current assets			$18,948	$19,312
Cash and cash equivalents included in current assets			4,451	5,850
Inventories included in current assets			6,420	6,384
Current liabilities			11,341	11,071
Current portion of debt and capital lease obligations included in current liabilities			183	122
Debt and capital lease obligations, less current portion			8,876	8,750
Total debt and capital lease obligations			9,059	8,872
Valero Energy Corporation stockholders’ equity			21,769	21,991

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities and adjusted net cash provided by operating activities (g)
Net cash provided by operating activities	$2,059	$1,797	$2,197	$2,785
Exclude:
Changes in current assets and current liabilities	581	708	(445)	859
Adjusted net cash provided by operating activities	$1,478	$1,089	$2,642	$1,926

See Notes to Earnings Release Tables on Table Page 15.

Table Page 14

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)
Cost of materials and other for the six months ended June 30, 2018 includes a benefit of $170 million for the biodiesel blender’s tax credit attributable to volumes blended during 2017. The benefit was recognized in February 2018 because the legislation authorizing the credit was passed and signed into law in that month. The $170 million pre-tax benefit is included in the refining segment and includes $80 million attributable to noncontrolling interest and $90 million attributable to Valero Energy Corporation stockholders.

(b)
Effective January 1, 2018, we adopted the provisions of Accounting Standards Update 2017-07, “Compensation—Retirement Benefits (Topic 715),” which resulted in the reclassification of the non-service component of net periodic pension cost and net periodic postretirement benefit cost from operating expenses (excluding depreciation and amortization expense) and general and administrative expenses (excluding depreciation and amortization expense) to “other income (expense), net.” This resulted in an increase of $14 million and $21 million in operating expenses (excluding depreciation and amortization expense) and a decrease of $3 million and $1 million in general and administrative expenses (excluding depreciation and amortization expense) for the three and six months ended June 30, 2017, respectively.

(c)
Other operating expenses reflects expenses that are not associated with our cost of sales. Other operating expenses for the three and six months ended June 30, 2018 includes $14 million of costs to respond to and assess the damage caused by a fire in the alkylation unit at our Texas City Refinery on April 19, 2018. In addition, other operating expenses for the three and six months ended June 30, 2018 includes repair costs incurred at certain of our refineries due to damage associated with inclement weather events in 2018 and Hurricane Harvey in 2017.

(d)
General and administrative expenses (excluding depreciation and amortization expense) for the three and six months ended June 30, 2018 includes a charge of $56 million and $108 million, respectively, for an environmental reserve adjustment associated with certain non-operating sites.

(e)	Other income (expense), net for the three and six months ended June 30, 2018 includes a $38 million charge from the early redemption of $750 million 9.375 percent senior notes due March 15, 2019.

(f)
As a result of the Tax Cut and Jobs Act of 2017 enacted on December 22, 2017, the U.S. statutory income tax rate was reduced from 35 percent to 21 percent. Therefore, earnings from our U.S. operations for the three and six months ended June 30, 2018 are now taxed at 21 percent, resulting in a lower effective tax rate compared to the three and six months ended June 30, 2017.

(g)	We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Table Page 15

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

Non-GAAP measures are as follows:

◦
Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders excluding the items noted below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance in 2018 and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each excluded item is provided below.

–	Blender’s tax credit – The blender’s tax credit is attributable to volumes blended during 2017 and is not related to 2018 activities, as described in note (a).

–
Texas City Refinery fire expenses – The costs incurred to respond to and assess the damage caused by the fire that occurred at the Texas City Refinery (see note (c)) are specific to that event and are not ongoing costs incurred in our operations.

–
Environmental reserve adjustment – The environmental reserve adjustment is attributable to sites that were shut down by prior owners and subsequently acquired by us (referred to by us as non-operating sites), as described in note (d).

–
Loss on early redemption of debt – The penalty and other expenses incurred in connection with the early redemption of our 9.375 percent senior notes due in March 15, 2019 (see note (e)) are not associated with the ongoing costs of our borrowing and financing activities.

◦
Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦
Refining margin is defined as refining operating income excluding the blender’s tax credit, operating expenses (excluding depreciation and amortization expense), other operating expenses, and depreciation and amortization expense. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Ethanol margin is defined as ethanol operating income excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Adjusted refining operating income is defined as refining segment operating income excluding the 2017 blender’s tax credit received in 2018 (see note (a)) and other operating expenses. We believe adjusted refining operating income is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding changes in current assets and current liabilities. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities.

(h)
The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(i)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(j)
Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, production volumes, pipeline transportation throughput volumes, or terminaling throughput volumes for the period, as applicable.

Throughput volumes, production volumes, pipeline transportation throughput volumes, and terminaling throughput volumes are calculated by multiplying throughput volumes per day, production volumes per day, pipeline transportation throughput volumes per day, and terminaling throughput volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period.

Table Page 16